STOCK PURCHASE AGREEMENT

         THIS STOCK  PURCHASE  AGREEMENT  is made and entered into as of the 1st day of February, 2000 by and among, PETER MAHER and RAYMOND SCHWARTZ (collectively, the 'Sellers") and GLOBAL SOURCES LIMITED, a Delaware corporation (the "Purchaser") .

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Sellers collectively own 100 percent of the stock (the "Shares") of M&S CORPORATE HOLDINGS, INC., a New Jersey corporation d/b/a THE PARTNERSHIP GROUP (the "Company") , which constitute all of the issued and outstanding shares of stock of the Company;

         WHEREAS, the Sellers are employed by the Purchaser pursuant to the terms of those certain Employment Agreements dated as of September ___, 1999 and attached hereto as Exhibit A (the "Existing Employment Agreements");

         WHEREAS, Sellers and Purchaser never performed any of their obligations under such contracts through the date hereof first written above, with Sellers simply continuing to work for Company throughout such period and not for Purchaser and Purchaser making no demand that they commence rendering services for and on behalf of Purchaser, and wish to set aside and terminate such agreements and enter into a new arrangement with one another;

         WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Shares, upon the terms and conditions set forth herein;

         WHEREAS, in connection with the purchase and sale of the Shares, the parties hereto wish to rescind and terminate the Existing Employment Agreements; and

         WHEREAS, as of the date hereof, the Sellers shall enter into employment agreements with the Company;


         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF SHARES, KEEPWELLS

         Section 1.01 Purchase and Sale of Shares. Subject to the terms and conditions hereof, on the Closing Date (as defined below) the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Shares in exchange for 450,000 shares of the common stock of Purchaser ("Global Shares"), which the parties hereto value at $900,000 (the "Purchase Price"). Nothing herein shall require the Purchaser to purchase less than all of the issued and outstanding Shares in the Company.

         Section 1.02 Closing Date. The consummation of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Graham & James LLP, located at 885 Third Avenue, New York, New York 10022 at such time and place as the Sellers and the Purchaser may mutually agree (the "Closing Date").

         Section 1.03 Method of Payment. As consideration for the sale of the Shares, on the Closing Date, Purchaser shall transfer to Sellers 450,000 Global Shares valued by the parties hereto at $900,000, divided between the Sellers in the manner requested by Sellers prior to the Closing Date.

         Section 1.04 Restrictions on Sale.

         (a) Notwithstanding any of the other provisions of this Agreement, Sellers hereby agree that they will not sell, assign, transfer or convey any Global Shares or any shares of common stock of the Purchaser previously issued to Sellers under the Existing Employment Agreements (collectively, "Common Stock") until the date (the "Market Date") that the Purchaser's Form S-4 is deemed effective by the Securities and Exchange Commission (the "SEC").

         (b) Notwithstanding any of the other provisions of this Agreement, Sellers hereby agree that they will not sell, assign, transfer or convey an amount of Common Stock that would "flood" the market for shares of the Purchaser's common stock. In connection therewith, Sellers hereby agree that each month during the 180 day period described in Section 1.05 below (the "Initial Guarantee Period"), they will cease selling Common Stock immediately upon realizing an aggregate amount of $90,000 from the sale of Common Stock and that during each month of the subsequent 18 months (each such month, a "Monthly Guarantee Period"), they will cease selling Common Stock immediately upon realizing an aggregate amount of $90,000 from the sale of Common Stock. The Sellers hereby agree that during any one month period commencing on the date that the final Monthly Guarantee Period ends, they shall not sell more than an aggregate of 45,000 shares of Common Stock.

         Section 1.05 Initial Keepwell. During the one hundred eighty (180) day period commencing on the Market Date, 45,000 shares of the COMMON STOCK shall be subject to an initial keepwell feature (the "Initial Keepwell Guarantee"). The Initial Keepwell Guarantee shall require that in the event that the mean of the last asked price by the primary market maker for the Purchaser on any date during such 180-day period that either or both of the Sellers sell up to 45,000 of their respective shares of Common Stock and do not realize therefrom gross sales proceeds equal to at least $2.00 x the number of shares sold (not to exceed $90,000 then Sellers shall receive at the end of such 180 day period and promptly following delivery of written evidence of Sellers' sales and the prices at which they were sold additional shares equal in value to the shortfall. For this purpose, the additional shares shall be valued at the mean of the last asked price by the primary market maker for the Company for the five business days preceding the date the additional shares are issued to Sellers. Notwithstanding the foregoing, Sellers hereby agree and acknowledge that in the event that any or all of the Sellers attempts to sell an aggregate of more than 22,500 shares of the Common Stock during any thirty (30) day period during the term that the Initial Keepwell is in effect, the Initial Keepwell shall only apply to the first 22,500 of Common Stock sold during such thirty (30) day period, and the Anniversary Keepwell, as defined in Section 1.06, shall terminate. Sellers further acknowledge that the Initial Keepwell Guaranty shall terminate on the date that is one hundred eighty (180) days after the Market Date.

         Section 1.06 Anniversary Keepwell. On the one year anniversary of the Market Date (the "Anniversary Date") , 405,000 shares of the Common Stock shall be subject to a keepwell feature (the "Anniversary Keepwell Guarantee") as follows: in the event that the mean of the last asked price by the primary market maker for the Purchaser on the five (5) business days preceding the Anniversary Date (the "Average Mean Price") does not at least equal $2.20 per share, Sellers shall receive additional shares so that on the Anniversary Date the sum of 405,000 shares plus the additional shares so issued to Sellers multiplied by the Average Mean Price shall be equal to $891,000 ($2.20 x 405,000). At the sole option of the Company, the Company may elect to pay cash to Sellers equal to the value deficiency, in lieu of issuing additional shares of Common Stock. However, in the event that the sum of (i) the total number of shares owned in the aggregate by Sellers on the Anniversary Date multiplied by the Average Mean Price, plus (ii) the total consideration the Sellers have received for all sales of shares of their Common Stock prior to the Anniversary Date is equal to or greater than $891,000, the Anniversary Keepwell Guaranty shall not apply.

         Section 1.07 Termination of Keepwells. The parties hereto hereby agree and acknowledge that in the event that the mean of the last asked price by the primary market maker for the Purchaser exceeds $3.00 for any period consisting of at least twenty (20) consecutive business days, the Initial Keepwell Guarantee and the Anniversary Keepwell Guarantee shall become void and Sellers shall retain no rights to any keepwell features or guarantees.

         Section 1.08 Employment Agreements. On the Closing Date, the Existing Employment Agreements shall be rescinded and terminated, and the Purchaser shall enter into the new employment agreements with Peter Maher and Raymond Schwartz annexed as Exhibits B and C hereto, which new agreements completely supersede the Existing Employment Agreements from and after the Closing Date. In the event that Purchaser transferred any shares of common stock of Purchaser or any stock options under the Existing Employment Agreements, Sellers shall execute a stock power transferring such shares back to the Purchaser on the closing date and hereby direct and empower Purchaser to cancel such shares or add them to treasury stock.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANT IES OF THE SELLERS

         Section 2.01 Representations of the Sellers. The Sellers, jointly and severally, represent and warrant to the Purchaser that the following is true and correct as of the date hereof and shall be true and correct as of the Closing
Date:

         (a) Government and Other Consents. No authorization or approval or other action by, and no notice to or fling with, any governmental or regulatory authority is required to be obtained or made, and no consent of any third party is required to be obtained by, Sellers for the due execution, delivery and performance by the Sellers of this Agreement.

         (b) Enforceable Obligations. This Agreement has been duly executed and delivered on behalf of Sellers and constitutes the legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (c) No Litigation. No claim, action, suit, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Sellers, threatened by or against either Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby. No judgment, order, writ, injunction, decree or award issued by any governmental authority is applicable to either Seller which affects any of the Shares, the Company, this Agreement or any of the transactions contemplated hereby.

         (d) Ownership of the Shares. Sellers are the owners of record and beneficially of all of the issued and outstanding Shares of the Company. All of the Shares are free and clear of any liens, claims and encumbrances (collectively, "Encumbrances"). Sellers have the right to transfer title to the Shares to the Purchaser. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the Shares (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the Shares are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof

         (e) Disclosure. No representation or warranty made by Sellers in this Agreement and no schedule, writing, certificate, exhibit, list or other document furnished by or on behalf of the Sellers to the Purchaser in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

         (f) Exemption From Securities Laws. The offer, sale and transfer of the Shares contemplated hereby are exempt from the registration requirements of the securities laws of the United States or any state of the United States and from any securities laws of any other state or country (provided that for purposes of this section, Seller has relied on the representation of the Purchaser in
Section 3.01(g)).

         (g) Brokers, Finders. Sellers have not retained any Person to act on its behalf, nor has any Person contended that such Person was so retained, to assist Sellers as a broker, finder or agent in connection with any of the transactions contemplated hereby.

         Section 2.02 Representations of the Sellers as to the Company. The Sellers, jointly and severally, represent and warrant to the Purchaser that the following is true and correct with respect to the Company as of the date hereof and shall be true and correct as of the Closing Date:

         (a) Organization, Standing and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and the Company has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company conducts business only in New Jersey and does not do business in any other jurisdiction. Seller has delivered to the Purchaser true, correct and complete copies of the articles of organization and operating agreement of the Company, and all amendments thereto.

         (b) Capital Structure of the Company. The issued and outstanding Shares of the Company consist of _________ shares of common stock, all of which are held by the Sellers. All of the Shares are validly issued, fully paid and non-assessable. All of the Shares were issued in compliance with all applicable requirements of law and in compliance with the articles of organization and operating agreement of the Company. There are no outstanding subscriptions for any Shares or units to be issued by the Company.

         (c) No Violation of Statute or Breach of Contract. The Company is not in default under, or in violation of, (a) any material applicable requirement of law, or (b) any material contractual obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

         (d) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement or with the consummation of the transactions contemplated hereby.

         (e) Effect of Agreement. The execution and delivery of this Agreement by the Sellers, performance of the obligations of the Sellers hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any requirement of law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any contractual obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.

         (f) Financial Statements. Sellers have furnished the Purchaser with (i) a list and valuation of the Assets of the Company as of DECEMBER 31, 1999 and
(ii) a balance sheet and income statement of the Company as of DECEMBER 31, 1999, copies of which are attached hereto as Exhibit D (collectively, the "Financial Statements") . The Financial Statements are complete and accurate and fairly present the assets and liabilities of the Company as of the dates and for the periods therein specified.

         (g) Assets and Business.  All assets owned by the Company are listed on
Schedule 2.02(g) (the "Assets") . The Company has good and marketable title to the Assets, free and clear of all Encumbrances. The Company is not engaged in any business or activity other than owning the Assets.

         (h) Absence of Liabilities. The Company does not have any debt, liability, or obligation as of the Closing Date of any nature, accrued, absolute or contingent, due or to become due, liquidated or unliquidated (each, "Undisclosed Liability").

         (i) Tax Returns and Payments. All tax returns, federal, state, local, foreign and other, including, without limitation, all federal tax returns and reports for each fiscal year of the Company through the fiscal year ended December 31, 1999 required to be filed by and/or on behalf of the Company in respect of any taxes (including without limitation all foreign, federal, state, county and local income, ad valorem, excise, sales, use, transfer and other taxes and assessments) have been filed, and all taxes due and payable thereon, or otherwise due and payable by the Company have been paid. The Company does not have or will not have any liability for unpaid taxes. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. The Sellers have heretofore made available to the Purchaser copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the Closing Date. All tax returns filed by or on behalf of the Company are true, correct and complete. All taxes that the Company is or was required to withhold or collect (including, without limitation, payroll taxes) have been duly withheld or collected and paid to the proper Governmental Authority.

         (j) Contracts. Attached hereto as Schedule 2.02(j) is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound (the "Contracts"). The Contracts are valid, legally binding and enforceable in accordance with their terms and are in full force and effect. Copies of the Contracts have been delivered to the Purchaser.

         (k) Litigation. No claim, action, suit, investigation or other proceeding against the Company is pending or, to the knowledge of any Seller, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority. No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company.

         (l) Accounts, Powers of Attorney. There are no persons holding a power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company. Schedule 2.02(l) lists the names and addresses of each bank or other financial institution in which the Company has an account, deposit or safe-deposit box, including the number of each such account, deposit and safe-deposit box.

         (m) Insurance. There are no insurance policies maintained by or on behalf of the Company in effect on the Closing Date.

         (n) Accounts Receivable. Schedule 2.02(n) contains a complete and accurate list of all accounts receivable of the Company as of the Closing Date.

         (o) Minute Books. All minute books and ledgers of the Company have been made available to Purchaser for review.

         (p) Employees. Except as set forth on Schedule 2.02(p) the Company has no employees and no employee benefit plans or pension plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (" ERISA") ) or any incentive, bonus, option or parachute program or any other type of employee compensation arrangement or program. Neither the Company nor any employee benefit or pension plan previously maintained by the Company has any unsatisfied liability or obligation to any former employee of the Company or in connection with any employee benefit or pension plan or any incentive, bonus, option or parachute program.

         (q) ERISA Affiliates. Except as set forth on Schedule 2.02(q) (i) No employee benefit plan (as defined in Section 3(3) of ERISA) of an ERISA Affiliate (as hereinafter defined)is covered by Title IV of ERISA, (ii) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) or breach of a fiduciary duty under ERISA has occurred with respect to any plan of an ERISA Affiliate, (iii) no action, suit or proceeding, hearing, or investigation of the assets of any plan of an ERISA Affiliate is pending or threatened, (iv) none of the shareholders, directors or officers of the Company has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation, and (v) there has been no waived or unwaived "accumulated funding deficiency" within the meaning of Section 302(a) (2) of ERISA with respect to any plan of an ERISA Affiliate. "ERISA Affiliate" shall mean an organization (whether or not incorporated) which is under common control, or a member of an affiliated service group, with the Company and, with the Company, is treated as a single employer under Section 414(b), (c), (m) or (0) of the Code.

         (r) Permits, Licenses. Etc. No franchise, license, permit, certificate, authorization, right or other approval issued or granted by any Governmental Authority to or for the benefit of the Company is in existence or effect.

         (s) Officers; Directors. Schedule 2.02(s) contains a complete and correct list of all of the officers and directors of the Company.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Section 3.01 The Purchaser hereby represents and warrants to the Sellers as follows:

         (a) Existence. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of New York.

         (b) Authorization; No Violation. The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser's corporate powers and have been duly authorized by all necessary action, and do not contravene in any material respect any requirement of law or contractual obligation of the Purchaser.

         (c) Government Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

         (d) Enforceable Obligations. This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (e) No Litigation. No claim, action, suit, investigation or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

         (f) Brokers, Finders. The Purchaser has not retained any person to act on its behalf as a broker or finder in connection with the purchase of the Shares.

         (g) Investment Intent. The Shares are being acquired by the Purchaser for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser acknowledges that there is no existing public market for the Shares and that no registration statement relating to the Shares has been filed under the Securities Act or any applicable state securities laws, and that the Shares must be held by it for an indefinite period of time unless the Shares are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and the Purchaser acknowledges that there is no assurance or obligation as to any such registration or exemption.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         Section 4.01 Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Sellers in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. The Sellers shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

         (b) Qualifications. All actions and steps necessary to assure compliance with applicable federal and state securities laws shall have been duly obtained and shall be effective on and as of the Closing, except for such filings as are required or permitted by state or federal securities laws subsequent to the Closing. All other authorizations, approvals or permits of any other Governmental Authority that are required in connection with the lawful issuance and sale of the Shares under this Agreement shall have been duly obtained and effective.

         (c) Incumbency Certificates of the Sellers. The Purchaser shall have received a certificate of the Secretary or President of the Company, certifying the identity of all officers and directors of the Company and the names and signatures of the persons authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of such Seller.

         Section 4.02 Conditions to Obligations of the Sellers. The Sellers' obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of the Purchaser in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

         (b) Incumbency Certificate of the Purchaser. The Sellers shall have received a certificate of the President of the Purchaser certifying the identity of the officers and directors of the Company and the names and signatures of officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

                                   ARTICLE V

                               CLOSING DELIVERIES

         Section 5.01 Sellers' Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, the Sellers shall deliver or cause to be delivered to the Purchaser the following:

         (a) Certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in a form reasonably satisfactory to the Purchaser.

         (b)  Copies  of  all  consents   and   approvals   obtained,   and  all
registrations, qualifications, declarations, filings and notices made, by the Sellers pursuant to Section 4.0l(b) hereof.

         (c) All records, documents and files of the Company, including, without limitation, all minute books, stock records and internal accounting records.

         (d) Resignations of all directors and officers of the Company.

         (e) Balance sheet of the Company as of MARCH 31,2000

         (f) Financial Statements of the Company as of MARCH 31,2000.

         (g) A legal opinion of Sellers' counsel in form and substance reasonably satisfactory to Purchaser.

         (h) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby.

         Section 5.02 Purchaser's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver to the Sellers the Purchase Price in accordance with the instructions of Seller, together with. such other documents as reasonably may be required by the Sellers to consummate this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 6.01 Survival of Representations. The parties agree that, notwithstanding any right or ability of the Purchaser fully to investigate the affairs of the Company, any knowledge of facts determined or determinable by the Purchaser pursuant to such investigations or right of or ability to investigate, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement and on the accuracy of any schedule, exhibit, document or certificate annexed hereto or delivered to the Purchaser pursuant hereto. All representations and warranties of the parties contained herein shall survive the Closing until the third anniversary of this Agreement.

         Section 6.02 Indemnification by the Sellers. Sellers shall, jointly and severally, indemnify and hold harmless the Company, the Purchaser and their respective affiliates and the officers, partners, directors, employees, agents, owners, successors and assigns (including, among others, the Merged Entity) thereof from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses incurred in connection with any action, suit or proceeding against any thereof) incurred or suffered by such party and arising out of or resulting from (i) any breach of any representation or warranty contained in Article II of this Agreement, (ii) any Undisclosed Liability of the Company, known or unknown,
(iii) any breach of any covenant made by Seller hereunder, or (iv) any lawsuit or other proceeding or claim brought by any third party after the Closing against the Company, the Purchaser, or any of their respective officers, partners, directors, employees, agents, owners, successors and assigns with respect to any acts or omissions prior to the Closing, or (v) any federal, state or local tax relating to the Shares.

         Section 6.03 Indemnification by the Purchaser. The Purchaser shall indemnify and hold Sellers harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against Sellers, either jointly or severally, incurred or suffered by Sellers and arising out of or resulting from any breach of any representation, warranty, or covenant made by the Purchaser hereunder.

         Section 6.04 Time Periods.  The indemnification  obligations under this
Article VI shall continue for three years and shall terminate with the expiration of such period. Any claim or demand against Sellers or the Purchaser of which notice has been given pursuant to Section 6.06 at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

         Section 6.05 Notice Claim. Purchaser, on the one hand, and the Sellers, on the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification under this Article VI, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

         Section 6.06 Defense. If the liability or claim for which indemnification under this Article VI is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability under this Article VI) . If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

         Section 6.07 Cooperation and Conflicts. Each party agrees in all cases to cooperate with the indemnifying party and its counsel in the defense of any such liabilities The or claims. in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Waiver. Any extension or waiver with respect to any agreement or condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         Section 7.02 Further Assurances. The Sellers agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the Shares free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

         Section 7.03 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

         Section 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         Section 7.05 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at the Purchaser's address set forth on Exhibit E hereto or at such other address as such Purchaser shall have furnished to the Seller by 10 days' notice in writing, with a copy to Graham & James LLP, 885 Third Avenue, New York, New York 10022, Telecopy: (212) 688-2449, Attention: Robert S. Schneider, Esq., or (b) if to any Seller, at the addresses set forth on Exhibit E hereto, or such other address as such Seller shall have furnished to the Purchaser by 10 days' notice in writing.

         Section 7.06 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 7.07 Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of New York without application of principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any state or federal court located in the State of New York, County of New York, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         Section 7.08 Benefit of Agreement; Assignment. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by either party without the express written consent of the other party (which consent may not be unreasonably withheld).

         Section 7.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         Section 7.10 Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         Section 7.12 Acquiring Entity. At Purchaser's election, Purchaser may assign its rights to acquire the Shares as provided in this Agreement to a wholly-owned subsidiary of Purchaser, newly-formed for such purpose, in which case, on the Closing Date, Sellers shall transfer the Shares to such subsidiary.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.

                                           GLOBAL SOURCES LIMITED

                                            By: /S/ John Mazzuto
                                               ---------------------------------
                                               Name:  John Mazzuto
                                               Title:  President

                                           SELLERS:

                                            /s/Peter Maher
                                            ------------------------------------
                                               Peter Maher

                                            /s/Raymond Schwartz
                                            ------------------------------------
                                               Raymond Schwartz

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